UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2026

THE J. M. SMUCKER COMPANY
(Exact name of registrant as specified in charter)

Ohio	001-05111	34-0538550
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

One Strawberry Lane
Orrville,	Ohio	44667-0280
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable
(Former name or former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, no par value	SJM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The J. M. Smucker Company (the “Company”) previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2026, that John Brase, formerly President and Chief Operating Officer, was no longer an executive officer of the Company. In connection with Mr. Brase’s departure from the Company, the Company and Mr. Brase have entered into a Separation Agreement (the “Separation Agreement”), effective as of February 26, 2026.

Pursuant to the Separation Agreement, Mr. Brase has agreed to comply with certain cooperation, non-disparagement, non-disclosure, confidentiality, non-competition, and non-solicitation provisions. The Separation Agreement also provides for a customary waiver and release of claims, and the following benefits:

•a lump sum payment of $1,185,000, less applicable taxes and withholding, which represents Mr. Brase’s monthly base salary multiplied by eighteen (18) months, payable on April 17, 2026;

•a lump sum payment of $611,885, less applicable taxes and withholding, which represents Mr. Brase’s pro rata incentive payment for fiscal year 2026, payable on April 17, 2026;

•Mr. Brase’s outstanding unvested restricted stock award granted on June 15, 2023, which is in the third tranche of vesting, as well as his unvested restricted stock award granted at the time of his hire on April 14, 2020, which would have vested in its entirety on January 27, 2028, will vest; all remaining unvested restricted stock awards are forfeited;

•Mr. Brase’s outstanding unvested option award granted on June 15, 2023, which is in the third tranche of vesting, will vest; all remaining unvested option awards are forfeited, and Mr. Brase must exercise any vested options by May 10, 2026 (if no action is taken, all of Mr. Brase’s “in the money” options will automatically be exercised on such date);

•a portion of Mr. Brase’s performance units granted on June 15, 2023 and August 13, 2024 will become eligible for vesting, which are performance units for which at least one full performance year has passed; the number of performance units which become eligible for vesting will be pro-rated based on the number of months that have been completed in the performance period versus the total number of months in the performance period, and vesting will be based on actual performance at the end of the applicable three-year performance period; all remaining unvested performance units are forfeited;

•a lump sum payment of $36,000, less applicable taxes and withholding, to assist with a portion of Mr. Brase’s cost of continuing medical insurance for a period of eighteen (18) months, payable on April 17, 2026;

•a lump sum payment of $150,000, less applicable taxes and withholding, which represents an amount intended to cover Mr. Brase’s relocation expenses, payable on April 17, 2026; and

•a lump sum payment of $10,000, less applicable taxes and withholding, for outplacement services for Mr. Brase, payable on April 17, 2026.

The terms of the Separation Agreement are substantively consistent with the provisions of the Company’s Executive Severance Plan and equity award agreements. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which the Company will file as an exhibit to its Annual Report on Form 10-K for the period ending April 30, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
Name: Jeannette L. Knudsen
Title: Chief Legal Officer and Secretary

Date: March 3, 2026

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